F-6 File # 333-139263
Rule 424(b)(3)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents five (5) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES,
PAR VALUE U.S. $0.0001 PER SHARE,
 OF SOLARFUN POWER HOLDINGS
CO., LTD. (INCORPORATED UNDER
THE LAWS OF THE CAYMAN
ISLANDS)

OVERSTAMP: Effective February 15,
2011 the name has changed to Hanwha
SolarOne Co., Ltd.
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Solarfun Power
Holdings Co., Ltd., incorporated under the laws of the Cayman Islands (herein called the Company). At the date hereof, each American Depositary Share represents five
(5) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Hong Kong office of the HongKong and Shanghai
Banking Corporation (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue
(herein called Receipts), all issued and to be issued
upon the terms and conditions set forth in the
deposit agreement, dated as of December 19, 2006
(herein called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and holders from time to time of American
Depositary Shares issued thereunder, each of whom
by accepting American Depositary Shares agrees to
become a party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners and
holders and the rights and duties of the Depositary
in respect of the Shares deposited thereunder and
any and all other securities, property and cash from
time to time received in respect of such Shares and
held thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New York
City and at the office of the Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the
Deposit Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby made.
Capitalized terms defined in the Deposit Agreement
and not defined herein shall have the meanings set
forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the
Depositary of American Depositary Shares, and
upon payment of the fee of the Depositary provided
in this Receipt, and subject to the terms and
conditions of the Deposit Agreement, the Owner of
those American Depositary Shares is entitled to
delivery, to him or as instructed, of the amount of
Deposited Securities at the time represented by
those American Depositary Shares.  Delivery of
such Deposited Securities may be made by the
delivery of (a) certificates or account transfer in the
name of the Owner hereof or as ordered by him,
with proper endorsement or accompanied by proper
instruments or instructions of transfer and (b) any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the Custodian
or at the Corporate Trust Office of the Depositary,
provided that the forwarding of certificates for
Shares or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of the
Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
Transfers of American Depositary Shares may be
registered on the books of the Depositary by the
Owner in person or by a duly authorized attorney,
upon surrender of those American Depositary
Shares properly endorsed for transfer or
accompanied by proper instruments of transfer, in
the case of a Receipt, or pursuant to a proper
instruction (including, for the avoidance of doubt,
instructions through DRS and Profile as provided in
Section 2.10 of the Deposit Agreement), in the case
of uncertificated American Depositary Shares, and
funds sufficient to pay any applicable transfer taxes
and the expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose. This
Receipt may be split into other such Receipts, or
may be combined with other such Receipts into one
Receipt, evidencing the same aggregate number of
American Depositary Shares as the Receipt or
Receipts surrendered. The Depositary, upon
surrender of a Receipt for the purpose of
exchanging for uncertificated American Depositary
Shares, shall cancel that Receipt and send the
Owner a statement confirming that the Owner is the
Owner of uncertificated American Depositary
Shares. The Depositary, upon receipt of a proper
instruction (including, for the avoidance of doubt,
instructions through DRS and Profile as provided in
Section 2.10 of the Deposit Agreement) from the
Owner of uncertificated American Depositary
Shares for the purpose of exchanging for
certificated American Depositary Shares, shall
execute and deliver to the Owner a Receipt
evidencing those American Depositary Shares.  As a
condition precedent to the delivery, registration of
transfer, or surrender of any American Depositary
Shares or split-up or combination of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may require
payment from the depositor of the Shares or the
presenter of the Receipt or instruction for
registration of transfer or surrender of American
Depositary Shares not evidenced by a Receipt of a
sum sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including any
such tax or charge and fee with respect to Shares
being deposited or withdrawn) and payment of any
applicable fees as provided in the Deposit
Agreement, may require the production of proof
satisfactory to it as to the identity and genuineness
of any signature and may also require compliance
with any regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement.
The delivery of American Depositary Shares against
deposit of Shares generally or against deposit of
particular Shares may be suspended, or the transfer
of American Depositary Shares in particular
instances may be refused, or the registration of
transfer of outstanding American Depositary Shares
generally may be suspended, during any period
when the transfer books of the Depositary are
closed, or if any such action is deemed necessary or
advisable by the Depositary or the Company at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under any
provision of the Deposit Agreement, or for any
other reason, subject to the provisions of the
following sentence. Notwithstanding anything to
the contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding American
Depositary Shares and withdrawal of Deposited
Securities may not be suspended subject only to (i)
temporary delays caused by closing the transfer
books of the Depositary or the Company or the
Foreign Registrar, if applicable, or the deposit of
Shares in connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and (iii)
compliance with any U.S. or foreign laws or
governmental regulations relating to the American
Depositary Shares or to the withdrawal of the
Deposited Securities.  Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit Agreement any
Shares which would be required to be registered
under the provisions of the Securities Act of 1933,
unless a registration statement is in effect as to such
Shares or such Shares are exempt from registration
thereunder.
4.	LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall
become payable with respect to any American
Depositary Shares or any Deposited Securities
represented by any American Depositary Shares,
such tax or other governmental charge shall be
payable by the Owner to the Depositary.  The
Depositary may refuse to register any transfer of
those American Depositary Shares or any
withdrawal of Deposited Securities represented by
those American Depositary Shares until such
payment is made, and may withhold any dividends
or other distributions, or may sell for the account of
the Owner any part or all of the Deposited
Securities represented by those American
Depositary Shares, and may apply such dividends or
other distributions or the proceeds of any such sale
in payment of such tax or other governmental
charge and the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under the Deposit
Agreement shall be deemed thereby to represent
and warrant, that such Shares and each certificate
therefor, if applicable, are validly issued, fully paid,
nonassessable and free of any preemptive rights of
the holders of outstanding Shares and that the
person making such deposit is duly authorized so to
do.  Every such person shall also be deemed to
represent that the deposit of such Shares and the
sale of American Depositary Shares representing
such Shares by that person are not restricted under
the Securities Act of 1933.  Such representations
and warranties shall survive the deposit of Shares
and delivery of American Depositary Shares.
6.	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any
Owner or holder may be required from time to time
to file with the Depositary or the Custodian such
proof of citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations and
warranties, as the Depositary may deem necessary
or proper.  The Depositary may withhold the
delivery or registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or of the
proceeds thereof or the delivery of any Deposited
Securities until such proof or other information is
filed or such certificates are executed or such
representations and warranties made.  If requested
in writing, the Depositary shall, as promptly as
practicable, provide the Company, at the expense of
the Company, with copies of any such proofs,
certificates or other information it receives pursuant
to this section, unless prohibited by applicable law.
No Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has been
granted by any governmental body in Cayman
Islands or the Peoples Republic of China, which is
then performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering American Depositary Shares or to
whom American Depositary Shares are issued
(including, without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding the
American Depositary Shares or Deposited Securities
or a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit Agreement),
or by Owners, as applicable:  (1) taxes and other
governmental charges, (2) such registration fees as
may from time to time be in effect for the
registration of transfers of Shares generally on the
Share register of the Company or Foreign Registrar
and applicable to transfers of Shares to or from the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of deposits
or withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided in
the Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of
foreign currency pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee of $5.00 or less per
100 American Depositary Shares (or portion
thereof) for the delivery of American Depositary
Shares pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05 or 6.02
of the Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion thereof)
for any cash distribution made pursuant to the
Deposit Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount equal to
the fee for the execution and delivery of American
Depositary Shares referred to above which would
have been charged as a result of the deposit of such
securities (for purposes of this clause 7 treating all
such securities as if they were Shares) but which
securities are instead distributed by the Depositary
to Owners, (8) in addition to any fee charged under
clause (6), a fee of $.02 or less per American
Depositary Share (or portion thereof) for depositary
services, which will accrue on the last day of each
calendar year and which will be payable as provided
in clause (9) below and (9) any other charges
payable by the Depositary, any of the Depositarys
agents, including the Custodian, or the agents of the
Depositarys agents in connection with the servicing
of Shares or other Deposited Securities (which
charge shall be assessed against Owners as of the
date or dates set by the Depositary in accordance
with Section 4.06 of the Deposit Agreement and
shall be payable at the sole discretion of the
Depositary by billing such Owners for such charge
or by deducting such charge from one or more cash
dividends or other cash distributions).
The Depositary, subject to Article 8 hereof, may
own and deal in any class of securities of the
Company and its affiliates and in American
Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may deliver American
Depositary Shares prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit Agreement
(a Pre-Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement, deliver
Shares upon the surrender of American Depositary
Shares that have been Pre-Released, whether or not
such cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
American Depositary Shares have been Pre-
Released.  The Depositary may receive American
Depositary Shares in lieu of Shares in satisfaction of
a Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom American
Depositary Shares or Shares are to be delivered, that
such person, or its customer, owns the Shares or
American Depositary Shares to be remitted, as the
case may be, (b) at all times fully collateralized with
cash or such other collateral as the Depositary
deems appropriate, (c) terminable by the Depositary
on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
The number of American Depositary Shares which
are outstanding at any time as a result of Pre-
Release will not normally exceed thirty percent
(30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the Depositary
reserves the right to change or disregard such limit
from time to time as it deems appropriate.
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive
Owner and holder of this Receipt by accepting or
holding the same consents and agrees that when
properly endorsed or accompanied by proper
instruments of transfer, shall be transferable as
certificated registered securities under the laws of
New York. American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the laws of
New York.  The Depositary, notwithstanding any
notice to the contrary, may treat the Owner of
American Depositary Shares as the absolute owner
thereof for the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in the
Deposit Agreement and for all other purposes, and
neither the Depositary nor the Company shall have
any obligation or be subject to any liability under
the Deposit Agreement to any holder of a Receipt
unless such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or
obligatory for any purpose, unless this Receipt shall
have been executed by the Depositary by the
manual signature of a duly authorized signatory of
the Depositary; provided, however that such
signature may be a facsimile if a Registrar for the
Receipts shall have been appointed and such
Receipts are countersigned by the manual signature
of a duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF TRANSFER
BOOKS.
The Company is subject to the periodic reporting
requirements of the Securities Exchange Act of
1934 and, accordingly, files certain reports with the
Securities and Exchange Commission.  Such reports
will be available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
The Depositary will make available for inspection by
Owners at its Corporate Trust Office any reports,
notices and other communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited Securities
and (b) made generally available to the holders of
such Deposited Securities by the Company.  The
Depositary will also, upon written request by the
Company, send to Owners copies of such reports
when furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy soliciting
material, furnished to the Depositary by the
Company shall be furnished in English to the extent
such materials are required to be translated into
English pursuant to any regulations of the
Commission.
The Depositary will keep books, at its Corporate
Trust Office, for the registration of American
Depositary Shares and transfers of American
Depositary Shares which at all reasonable times shall
be open for inspection by the Owners, provided that
such inspection shall not be for the purpose of
communicating with Owners in the interest of a
business or object other than the business of the
Company or a matter related to the Deposit
Agreement or the American Depositary Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at the
time of receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable basis into
United States dollars transferable to the United
States, and subject to the Deposit Agreement,
convert such dividend or distribution into dollars
and will distribute the amount thus received (net of
the fees and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to withhold
and does withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or other
governmental charges, the amount distributed to the
Owners of the American Depositary Shares
representing such Deposited Securities shall be
reduced accordingly.
Subject to the provisions of Section 4.11 and 5.09
of the Deposit Agreement, whenever the Depositary
receives any distribution other than a distribution
described in Section 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary will cause the
securities or property received by it to be distributed
to the Owners entitled thereto, in any manner that
the Depositary may deem equitable and practicable
for accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made proportionately
among the Owners of Receipts entitled thereto, or if
for any other reason the Depositary deems such
distribution not to be feasible, the Depositary may
adopt such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the public
or private sale of the securities or property thus
received, or any part thereof, and the net proceeds
of any such sale (net of the fees and expenses of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) will be
distributed by the Depositary to the Owners of
Receipts entitled thereto all in the manner and
subject to the conditions described in Section 4.01
of the Deposit Agreement.  The Depositary may
sell, by public or private sale, an amount of
securities or other property it would otherwise
distribute under this Article that is sufficient to pay
its fees and expenses in respect of that distribution.
If any distribution consists of a dividend in, or free
distribution of, Shares, the Depositary may deliver
to the Owners entitled thereto, an aggregate number
of American Depositary Shares representing the
amount of Shares received as such dividend or free
distribution, subject to the terms and conditions of
the Deposit Agreement with respect to the deposit
of Shares and after deduction or upon issuance of
American Depositary Shares, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees and
expenses of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit Agreement
(and the Depositary may sell, by public or private
sale, an amount of Shares received sufficient to pay
its fees and expenses in respect of that  distribution.
In lieu of delivering fractional American Depositary
Shares in any such case, the Depositary will sell the
amount of Shares represented by the aggregate of
such fractions and distribute the net proceeds, all in
the manner and subject to the conditions described
in Section 4.01of the Deposit Agreement.  If
additional American Depositary Shares are not so
delivered, each American Depositary Share shall
thenceforth also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
In the event that the Depositary determines that any
distribution in property (including Shares and rights
to subscribe therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by public
or private sale dispose of all or a portion of such
property (including Shares and rights to subscribe
therefor) in such amounts and in such manner as the
Depositary deems necessary and practicable to pay
any such taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale after
deduction of such taxes or charges to the Owners of
Receipts entitled thereto.
13.	RIGHTS.
In the event that the Company shall offer or cause
to be offered to the holders of any Deposited
Securities any rights to subscribe for additional
Shares or any rights of any other nature, the
Depositary shall have discretion as to the procedure
to be followed in making such rights available to
any Owners or in disposing of such rights on behalf
of any Owners and making the net proceeds
available to such Owners or, if by the terms of such
rights offering or for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such rights
and make the net proceeds available to such
Owners, then the Depositary shall allow the rights
to lapse.  If at the time of the offering of any rights
the Depositary determines in its discretion that it is
lawful and feasible to make such rights available to
all or certain Owners but not to other Owners, the
Depositary may distribute to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of American
Depositary Shares held by such Owner, warrants or
other instruments therefor in such form as it deems
appropriate.
In circumstances in which rights would otherwise
not be distributed, if an Owner requests the
distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner under
the Deposit Agreement, the Depositary will make
such rights available to such Owner upon written
notice from the Company to the Depositary that (a)
the Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion are
reasonably required under applicable law.
If the Depositary has distributed warrants or other
instruments for rights to all or certain Owners, then
upon instruction from such an Owner pursuant to
such warrants or other instruments to the Depositary
from such Owner to exercise such rights, upon
payment by such Owner to the Depositary for the
account of such Owner of an amount equal to the
purchase price of the Shares to be received upon the
exercise of the rights, and upon payment of the fees
and expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary on
behalf of such Owner.  As agent for such Owner,
the Depositary will cause the Shares so purchased to
be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to Section
2.03 of the Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the case of a
distribution pursuant to the second paragraph of this
Article 13, such deposit shall be made, and
Deposited Securities shall be delivered, under
depositary arrangements which provide for issuance
of Deposited Securities subject to the appropriate
restrictions on sale, deposit, cancellation, and
transfer under applicable United States laws.
If the Depositary determines in its discretion that it
is not lawful and feasible to make such rights
available to all or certain Owners, it may sell the
rights, warrants or other instruments in proportion to
the number of American Depositary Shares held by
the Owners to whom it has determined it may not
lawfully or feasibly make such rights available, and
allocate the net proceeds of such sales (net of the
fees and expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all taxes
and governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled to such
rights, warrants or other instruments, upon an
averaged or other practical basis without regard to
any distinctions among such Owners because of
exchange restrictions or the date of delivery of any
American Depositary Shares or otherwise.
The Depositary will not offer rights to Owners
unless both the rights and the securities to which
such rights relate are either exempt from registration
under the Securities Act of 1933 with respect to a
distribution to all Owners or are registered under the
provisions of such Act; provided, that nothing in the
Deposit Agreement shall create any obligation on
the part of the Company to file a registration
statement with respect to such rights or underlying
securities or to endeavor to have such a registration
statement declared effective.  If an Owner requests
the distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of 1933, the
Depositary shall not effect such distribution unless
it has received an opinion from recognized counsel
in the United States for the Company upon which
the Depositary may rely that such distribution to
such Owner is exempt from such registration;
provided, however, that the Company will have no
obligation to cause its counsel to issue such opinion
at the request of such Owner.
The Depositary shall not be responsible for any
failure to determine that it may be lawful or feasible
to make such rights available to Owners in general
or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian shall
receive foreign currency, by way of dividends or
other distributions or the net proceeds from the sale
of securities, property or rights, and if at the time of
the receipt thereof the foreign currency so received
can in the judgment of the Depositary be converted
on a reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary shall convert or cause to be converted by
sale or in any other manner that it may determine,
such foreign currency into Dollars, and such Dollars
shall be distributed to the Owners entitled thereto
or, if the Depositary shall have distributed any
warrants or other instruments which entitle the
holders thereof to such Dollars, then to the holders
of such warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution may be
made upon an averaged or other practicable basis
without regard to any distinctions among Owners
on account of exchange restrictions, the date of
delivery of any American Depositary Shares or
otherwise and shall be net of any expenses of
conversion into Dollars incurred by the Depositary
as provided in Section 5.09 of the Deposit
Agreement.
If such conversion or distribution can be effected
only with the approval or license of any government
or agency thereof, the Depositary shall file such
application for approval or license, if any, as it may
deem desirable.
If at any time the Depositary shall determine that in
its judgment any foreign currency received by the
Depositary or the Custodian is not convertible on a
reasonable basis into Dollars transferable to the
United States, or if any approval or license of any
government or agency thereof which is required for
such conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such approval
or license is not obtained within a reasonable period
as determined by the Depositary, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by the
Depositary to, or in its discretion may hold such
foreign currency uninvested and without liability for
interest thereon for the respective accounts of, the
Owners entitled to receive the same.
If any such conversion of foreign currency, in whole
or in part, cannot be effected for distribution to
some of the Owners entitled thereto, the Depositary
may in its discretion make such conversion and
distribution in Dollars to the extent permissible to
the Owners entitled thereto and may distribute the
balance of the foreign currency received by the
Depositary to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled thereto.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any distribution
other than cash shall be made, or whenever rights
shall be issued with respect to the Deposited
Securities, or whenever the Depositary shall receive
notice of any meeting of holders of Shares or other
Deposited Securities, or whenever for any reason
the Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary shall
find it necessary or convenient, the Depositary shall
fix a record date (a) for the determination of the
Owners who shall be (i) entitled to receive such
dividend, distribution or rights or the net proceeds
of the sale thereof, (ii) entitled to give instructions
for the exercise of voting rights at any such meeting
or (iii) responsible for any fee assessed by the
Depositary pursuant to the Deposit Agreement, or
(b) on or after which each American Depositary
Share will represent the changed number of Shares,
subject to the provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of
Shares or other Deposited Securities, if requested in
writing by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall be
in the sole discretion of the Depositary, which shall
contain (a) such information as is contained in such
notice of meeting received by the Depositary from
the Company, (b) a statement that the Owners as of
the close of business on a specified record date will
be entitled, subject to any applicable provision of
the laws of the Cayman Islands and the Peoples
Republic of China and of the Memorandum and
Articles of Association of the Company, to instruct
the Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares or
other Deposited Securities represented by their
respective American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given.  Upon the written request
of an Owner on such record date, received on or
before the date established by the Depositary for
such purpose, the Depositary shall endeavor insofar
as practicable to vote or cause to be voted the
amount of Shares or other Deposited Securities
represented by such American Depositary Shares in
accordance with the instructions set forth in such
request.  The Depositary shall not vote or attempt to
exercise the right to vote that attaches to the Shares
or other Deposited Securities, other than in
accordance with such instructions.
There can be no assurance that Owners generally or
any Owner in particular will receive the notice
described in the preceding paragraph sufficiently
prior to the instruction date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set
forth in the preceding paragraph.
In order to give Owners a reasonable opportunity to
instruct the Depositary as to the exercise of voting
rights relating to Deposited Securities, if the
Company will request the Depositary to act under
this Article, the Company shall endeavor to give the
Depositary notice of any such meeting or
solicitation and details concerning the matters to be
voted upon sufficiently in advance of the meeting
date.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
Upon any change in nominal value, change in par
value, split-up, consolidation, or any other
reclassification of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, or upon the
redemption or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the Depositary
or a Custodian in exchange for, in conversion of, in
lieu of or in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary
Shares shall thenceforth represent, in addition to the
existing Deposited Securities, the right to receive
the new Deposited Securities so received, unless
additional Receipts are delivered pursuant to the
following sentence.  In any such case the Depositary
may execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for the
surrender of outstanding Receipts to be exchanged
for new Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of
their respective directors, employees, agents or
affiliates shall incur any liability to any Owner or
holder, (i) if by reason of any provision of any
present or future law or regulation of the United
States or any other country, or of any governmental
or regulatory authority, or by reason of any
provision, present or future, of the Memorandum
and Articles of Associationof the Company, or by
reason of any provision of any securities issued or
distributed by the Company, or any offering or
distribution thereof, or by reason of any act of God
or war or terrorism or other circumstances beyond
its control, the Depositary or the Company shall be
prevented, delayed or forbidden from or be subject
to any civil or criminal penalty on account of doing
or performing any act or thing which by the terms of
the Deposit Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by reason
of any non-performance or delay, caused as
aforesaid, in the performance of any act or thing
which by the terms of the Deposit Agreement it is
provided shall or may be done or performed, (iii) by
reason of any exercise of, or failure to exercise, any
discretion provided for in the Deposit Agreement,
(iv) for the inability of any Owner or holder to
benefit from any distribution, offering, right or
other benefit which is made available to holders of
Deposited Securities but is not, under the terms of
the Deposit Agreement, made available to Owners
or holders, or (v) for any special, consequential or
punitive damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or 4.03
of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the Deposit
Agreement, such distribution or offering may not be
made available to Owners of Receipts, and the
Depositary may not dispose of such distribution or
offering on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution or
offering, and shall allow any rights, if applicable, to
lapse.
Neither the Company nor the Depositary nor any of
their respective directors, officers, employees and
agents assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders, except that they agree to
perform their obligations specifically set forth in the
Deposit Agreement without negligence or bad faith.
The Depositary shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities.  Neither the Depositary nor
the Company shall be under any obligation to
appear in, prosecute or defend any action, suit, or
other proceeding in respect of any Deposited
Securities or in respect of the American Depositary
Shares, on behalf of any Owner or holder or other
person.  Neither the Depositary nor the Company
shall be liable for any action or nonaction by it in
reliance upon the advice of or information from
legal counsel, accountants, any person presenting
Shares for deposit, any Owner or holder, or any
other person believed by it in good faith to be
competent to give such advice or information.  The
Depositary shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities or for the manner in which any
such vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a previous
act or omission of the Depositary or in connection
with a matter arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises, the Depositary performed
its obligations without negligence or bad faith while
it acted as Depositary.  The Company agrees to
indemnify the Depositary, its directors, employees,
agents and affiliates and any Custodian against, and
hold each of them harmless from, any liability or
expense (including, but not limited to any fees and
expenses incurred in seeking, enforcing or collecting
such indemnity and the fees and expenses of
counsel) which may arise out of any registration
with the Commission of American Depositary
Shares or Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, pursuant to the provisions of
or in connection with the Deposit Agreement and of
the Receipts, as the same may be amended,
modified or supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense arising
out of the negligence or bad faith of either of them,
or (ii) by the Company or any of its directors,
employees, agents and affiliates.  No disclaimer of
liability under the Securities Act of 1933 is intended
by any provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as
Depositary under the Deposit Agreement by written
notice of its election so to do delivered to the
Company, such resignation to take effect upon the
earlier of (i) the appointment of a successor
depositary and its acceptance of such appointment
as provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to Section
6.02 of the Deposit Agreement.  The Depositary
may at any time be removed by the Company by
120 days prior written notice of such removal, to
become effective upon the later of (i) the 120th day
after delivery of the notice to the Depositary and (ii)
the appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement.  The Depositary in its
discretion may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions of the
Deposit Agreement may at any time and from time
to time be amended by agreement between the
Company and the Depositary without the consent
of Owners or holders in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or charges
(other than taxes and other governmental charges,
registration fees, cable, telex or facsimile
transmission costs, delivery costs or other such
expenses), or which shall otherwise prejudice any
substantial existing right of Owners, shall, however,
not become effective as to outstanding American
Depositary Shares until the expiration of thirty days
after notice of such amendment shall have been
given to the Owners of outstanding American
Depositary Shares. Every Owner and holder of
American Depositary Shares, at the time any
amendment so becomes effective, shall be deemed,
by continuing to hold such American Depositary
Shares or any interest therein, to consent and agree
to such amendment and to be bound by the Deposit
Agreement as amended thereby. In no event shall
any amendment impair the right of the Owner to
surrender American Depositary Shares and receive
therefor the Deposited Securities represented
thereby, except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Company may terminate the Deposit
Agreement by instructing the Depositary to mail
notice of termination to the Owners of all American
Depositary Shares then outstanding at least 30 days
prior to the termination date included in such notice.
The Depositary may likewise terminate the Deposit
Agreement, if at any time 60 days shall have
expired after the Depositary delivered to the
Company a written resignation notice and if a
successor depositary shall not have been appointed
and accepted its appointment as provided in the
Deposit Agreement; in such case the Depositary
shall mail a notice of termination to the Owners of
all American Depositary Shares then outstanding at
least 30 days prior to the termination date.  On and
after the date of termination, the Owner of
American Depositary Shares will, upon (a) surrender
of such American Depositary Shares, (b) payment of
the fee of the Depositary for the surrender of
American Depositary Shares referred to in Section
2.05, and (c) payment of any applicable taxes or
governmental charges, be entitled to delivery, to
him or upon his order, of the amount of Deposited
Securities represented by those American
Depositary Shares.  If any American Depositary
Shares shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of American
Depositary Shares, shall suspend the distribution of
dividends to the Owners thereof, and shall not give
any further notices or perform any further acts
under the Deposit Agreement, except that the
Depositary shall continue to collect dividends and
other distributions pertaining to Deposited
Securities, shall sell rights and other property as
provided in the Deposit Agreement, and shall
continue to deliver Deposited Securities, together
with any dividends or other distributions received
with respect thereto and the net proceeds of the sale
of any rights or other property, upon surrender of
American Depositary Shares (after deducting, in
each case, the fee of the Depositary for the
surrender of American Depositary Shares, any
expenses for the account of the Owner of such
American Depositary Shares in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental charges).
At any time after the expiration of four months
from the date of termination, the Depositary may
sell the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability for
interest, for the pro rata benefit of the Owners of
American Depositary Shares that have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds. After
making such sale, the Depositary shall be discharged
from all obligations under the Deposit Agreement,
except to account for such net proceeds and other
cash (after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the account of
the Owner of such American Depositary Shares in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification, charges,
and expenses.
22.	DTC DIRECT REGISTRATION SYSTEM
AND PROFILE MODIFICATION
SYSTEM.
(a) Notwithstanding the provisions of Section 2.04
of the Deposit Agreement, the parties acknowledge
that the Direct Registration System (DRS) and
Profile Modification System (Profile) shall apply to
uncertificated American Depositary Shares upon
acceptance thereof to DRS by DTC.  DRS is the
system administered by DTC pursuant to which the
Depositary may register the ownership of
uncertificated American Depositary Shares, which
ownership shall be evidenced by periodic statements
issued by the Depositary to the Owners entitled
thereto.  Profile is a required feature of DRS which
allows a DTC participant, claiming to act on behalf
of an Owner, to direct the Depositary to register a
transfer of those American Depositary Shares to
DTC or its nominee and to deliver those American
Depositary Shares to the DTC account of that DTC
participant without receipt by the Depositary of
prior authorization from the Owner to register such
transfer.
(b) In connection with and in accordance with the
arrangements and procedures relating to
DRS/Profile, the parties understand that the
Depositary will not verify, determine or otherwise
ascertain that the DTC participant which is claiming
to be acting on behalf of an Owner in requesting
registration of transfer and delivery described in
subsection (a) has the actual authority to act on
behalf of the Owner (notwithstanding any
requirements under the Uniform Commercial Code).
For the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit Agreement
shall apply to the matters arising from the use of the
DRS.  The parties agree that the Depositarys
reliance on and compliance with instructions
received by the Depositary through the DRS/Profile
System and in accordance with the Deposit
Agreement, shall not constitute negligence or bad
faith on the part of the Depositary.
23.	SUBMISSION TO JURISDICTION;
JURY TRIAL WAIVER; WAIVER OF
IMMUNITIES.
In the Deposit Agreement, the Company has (i)
appointed CT Corporation System, 111 Eighth
Avenue, New York, New York, in the State of New
York, as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the Shares or
Deposited Securities, the American Depositary
Shares, the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction of any
state or federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agreed that service of process
upon said authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH OWNER
AND HOLDER) HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY JURY
IN ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THE
SHARES OR OTHER DEPOSITED
SECURITIES, THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR THEREIN, OR
THE BREACH HEREOF OR THEREOF,
INCLUDING WITHOUT LIMITATION ANY
QUESTION REGARDING EXISTENCE,
VALIDITY OR TERMINATION (WHETHER
BASED ON CONTRACT, TORT OR ANY
OTHER THEORY).
To the extent that the Company or any of its
properties, assets or revenues may have or hereafter
become entitled to, or have attributed to it, any right
of immunity, on the grounds of sovereignty or
otherwise, from any legal action, suit or proceeding,
from the giving of any relief in any respect thereof,
from setoff or counterclaim, from the jurisdiction of
any court, from service of process, from attachment
upon or prior to judgment, from attachment in aid
of execution or judgment, or other legal process or
proceeding for the giving of any relief or for the
enforcement of any judgment, in any jurisdiction in
which proceedings may at any time be commenced,
with respect to its obligations, liabilities or any other
matter under or arising out of or in connection with
the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest extent
permitted by law, hereby irrevocably and
unconditionally waives, and agrees not to plead or
claim, any such immunity and consents to such
relief and enforcement.
24.	ARBITRATION.
In the event the Depositary is advised that a
judgment of a court in the United States court may
not be recognized, the following provisions shall
apply:
(i) Any controversy, claim or cause of action
brought by any party or parties hereto against any
other party or parties hereto arising out of or relating
to the Deposit Agreement shall be settled by
arbitration in accordance with the Commercial
Arbitration Rules of the American Arbitration
Association, and judgment upon the award
rendered by the arbitrators may be entered in any
court having jurisdiction thereof.
(ii)	The place of the arbitration shall be the City
of New York, State of New York, United States of
America, and the language of the arbitration shall be
English.
(iii)	The number of arbitrators shall be three, each
of whom shall be disinterested in the dispute or
controversy, shall have no connection with any
party thereto, and shall be an attorney experienced
in international securities transactions.  Each party
shall appoint one arbitrator and the two arbitrators
shall select a third arbitrator who shall serve as
chairperson of the tribunal.  If a dispute,
controversy or cause of action shall involve more
than two parties, the parties shall attempt to align
themselves in two sides (i.e., claimant and
respondent), each of which shall appoint one
arbitrator as if there were only two parties to such
dispute, controversy or cause of action.  If either or
both parties fail to select an arbitrator, or if such
alignment (in the event there is more than two
parties) shall not have occurred, within sixty (60)
calendar days after the initiating party serves the
arbitration demand or the two arbitrators fail to
select a third arbitrator within sixty (60) calendar
days of the selection of the second arbitrator, the
American Arbitration Association shall appoint the
arbitrator or arbitrators in accordance with its rules.
The parties and the American Arbitration
Association may appoint the arbitrators from among
the nationals of any country, whether or not a party
is a national of that country.
(iv)	The arbitrators shall have no authority to
award damages not measured by the prevailing partys actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.
In the event any third-party action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.

25.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from time to time, under the Securities Act.